UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2017

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 East Andrews Place, Suite 150, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

1921 E. Alton Avenue, Santa Ana, California 92705
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

Adoption and Summary of Fiscal 2018 Long-Term Equity Incentive Program (“LTIP”).

Overview

In furtherance of its "pay-for-performance" philosophy, and for the purpose of aligning the long-term financial interests of the Company's executive officers and other key management employees, with the long-term financial interests of the Company's stockholders, on December 26, 2017, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the "Company") adopted a long term equity incentive program (the “2018 LTIP” or the "LTIP"). The LTIP establishes financial incentives for the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), and for certain other key management employees (the “Participants”), that are designed to lead to (i) the achievement by the Company of significant improvements in its compounded annual revenue growth rate ("CARGR") and its Operating Margin (as defined below) during a period of three fiscal years ending June 30, 2020 (the "Performance Period"), and (i) the retention of the Company’s CEO and CFO and the other LTIP Participants throughout the Performance Period.

The LTIP will be administered by the Compensation Committee and all of its determinations with respect to the LTIP and the grant, vesting and forfeiture of equity incentives under the LTIP will be binding on, and shall not be appealable by, the Company or any of the Participants.

Financial Performance Goals and Incentives

Pursuant to the LTIP, on December 26, 2017 the Committee granted to Messrs. Orlando and Wallace 12,654 and 7,592 performance-contingent restricted stock units ("PSUs"), respectively. At the same time, the Committee established (i) threshold, target and maximum CARGR goals which, to be achieved, requires that the Company significantly grow its compounded annual revenues, and (ii) threshold, target and maximum Operating Margin goals which, to be achieved, requires the Company to significantly increase its Operating Margin, in each case over the three fiscal year Performance Period. The vesting of the PSUs will be contingent on (i) the extent to which (if any) the threshold or target CARGR goals or threshold or target Operating Margin goals are achieved or exceeded, or the maximum CARGR or maximum Operating Margin goals are achieved, and (ii) their continued service with the Company through June 30, 2020.

For purposes of the 2018 LTIP, (i) CARGR will be calculated based on the Company's annual consolidated worldwide revenue over the three fiscal year Performance Period, and (ii) Operating Margin means operating income before stock-based compensation expense, expressed as a percentage of consolidated revenue, in each case determined in accordance with generally accepted accounting principles.

The following table sets forth the percentages of the respective numbers of PSUs granted to each of Messrs. Orlando and Wallace that will vest based on the extent to which the CARGR and Operating Margin goals are achieved or exceeded and their continued service with the Company through June 30, 2020:

	Financial Performance Goals
	Threshold	Target	Maximum

Percent of PSUs Earned	20%	50%	100%

Each PSU, upon vesting, will be settled by the Company's issuance of one share of Company common stock to the Participant.

On the other hand, all of the PSUs will be forfeited if neither the threshold CARGR goal nor the threshold Operating Margin goal is achieved. Also, if Mr. Orlando or Mr. Wallace fails to remain in the Company’s continuous service through June 30, 2020, for any reason whatsoever, including a termination of his employment with or without cause, then all of his PSUs will be forfeited.

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Notwithstanding the achievement of any of the CARGR or Operating Margin goals, the Compensation Committee retains the discretion to reduce the number of PSUs that will be earned by any or all of the Participants based on the Committee’s evaluation of the Company's overall financial performance and total stockholder return during the Performance Period.

Retention Incentives

To create incentives for Messrs. Orlando and Wallace to remain in the Company's service over the three fiscal year period ending June 30, 2018, the Committee has granted to each of them service-contingent restricted stock units (or "RSUs"), as follows:

Annual Grants. Messrs. Orlando and Wallace were granted 6,327 RSUs and 3,796 RSUs, respectively, which will vest in three approximately equal installments of 33.3% of such RSUs on June 30, 2018, June 30, 2019 and June 30, 2020, respectively, with the vesting of each such installment contingent on his remaining in the continuous service of the Company to and including its vesting date.

It is the current intention of the Committee to make annual grants of RSUs to each of the Participants early in fiscal 2019 and fiscal 2020, with vesting to take place in three equal annual installments on the first, second and third anniversaries, respectively, of the date on which such grant is made, in each case subject to the continued service of the Participant with the Company on such anniversary date.

One Time Grant. Messrs. Orlando and Wallace were granted 6,327 and 3,796 additional RSUs which will vest in two equal installments of 50% of such RSUs on June 30, 2018 and the other 50% on June 30, 2019. The vesting of each such installment will be contingent on the Participant remaining in the continuous service of the Company to and including its vesting date.

The RSUs, upon vesting, will be settled by the Company's issuance of one share of Company common stock for each RSU that has become vested.

If a Participant's continuous service with the Company ceases, for any reason whatsoever, including a termination of the Participant’s employment with or without cause, prior to any RSU vesting date, the then unvested RSUs will be forfeited.

The PSUs and RSUs have been granted, and upon their vesting, shares of common stock in settlement thereof will be issued, to the Participants pursuant to the Company 2013 Equity Incentive Plan, which was approved by the Company's stockholders on December 9, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: January 2, 2018	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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